Exhibit 99.1

Visa Inc. Posts Strong Fiscal Fourth Quarter and Full-Year 2010 Earnings Results and Authorizes

New $1 Billion Share Repurchase Plan

•	GAAP quarterly net income of $774 million or $1.06 per diluted class A common share

•	Full-year 2010 GAAP net income of $3.0 billion or $4.01 per diluted class A common share

•	Adjusted quarterly net income of $695 million or $0.95 per diluted class A common share excluding the revaluation of the Visa Europe put option

•	Adjusted full-year 2010 net income of $2.9 billion or $3.91 per diluted class A common share excluding the revaluation of the Visa Europe put option

•	The Company authorized a new $1 billion share repurchase plan and increased its quarterly dividend payment by 20%

SAN FRANCISCO, CA, October 27, 2010 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal fourth quarter and full-year 2010. For the fourth quarter ending September 30, 2010, GAAP net income was $774 million, an increase of 51% over the prior year. Diluted class A common stock earnings per share were $1.06, an increase of 54% over the prior year. On an adjusted basis (excluding the revaluation of the Company’s Visa Europe put option), net income for the quarter was $695 million, an increase of 35% over the prior year. Diluted class A common stock earnings per share were $0.95, an increase of 38% over the prior year.

GAAP net operating revenue in the fiscal fourth quarter of 2010 was $2.1 billion, an increase of 13% over the prior year and driven by strong contributions across all revenue categories, in particular data processing and international transaction revenues. Currency fluctuations contributed a positive 1% towards quarterly net operating revenues.

GAAP net income for the full-year was $3.0 billion, an increase of 26% over the prior year. Diluted class A common stock earnings per share were $4.01, an increase of 29% over the prior year. GAAP net operating revenue in the full-year was $8.1 billion, an increase of 17% over the prior year and was driven by strong contributions across all revenue categories. Currency fluctuations contributed a positive 1% towards full-year net operating revenues.

On an adjusted basis (excluding the revaluation of the Company’s Visa Europe put option), net income for the full-year was $2.9 billion, an increase of 23% over the prior year. Diluted class A common stock earnings per share were $3.91, an increase of 26% over the prior year. The Company’s adjusted quarterly and full-year net income per class A common shares outstanding are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

Visa’s results for both the fourth fiscal quarter and the full-year reflect the inclusion of CyberSource for the two months after its acquisition.

“We are very pleased with our fourth fiscal quarter and full-year earnings results as we continue to successfully execute on our strategic initiatives while in the midst of a very challenging business environment,” said Joseph Saunders, Chairman and Chief Executive Officer. “Our continued focus, execution and resilience have enabled us to continue to generate solid returns and meaningful growth across our business, products and geographies.”

“Looking ahead to our fiscal 2011, Visa will continue to invest in initiatives and investments to grow our core and emerging product portfolios globally, innovate into new payments channels and integrate our recent acquisition of CyberSource. We are committed to delivering solid business performance, supporting our financial clients and partners, and delivering above average shareholder returns.”

Fiscal Fourth Quarter 2010 Financial Highlights:

Payments volume growth, on a constant dollar basis for the three months ended June 30, 2010 on which fiscal fourth quarter service revenue is recognized, was a positive 14% over the prior year at $802 billion.

Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2010, was a positive 14% over the prior year at $828 billion.

Cross border volume growth, on a constant dollar basis, was a positive 16% for the three months ended September 30, 2010.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended September 30, 2010, totaled 12.1 billion and were a positive 16% increase over the prior year.

For the fiscal fourth quarter 2010, service revenues were $912 million, an increase of 13% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 15% over the prior year to $840 million. International transaction revenues, which are driven by cross border payments volume, grew 22% over the prior year to $619 million. Other revenues, which include the Visa Europe licensing fee, were $167 million, up 3% over the prior year. Volume and support incentives, which are a contra revenue item, were $421 million and represent 17% of gross revenues.

Total operating expenses on a GAAP basis were $1 billion for the quarter, a less than 1% decline over the prior year.

Cash, cash equivalents, restricted cash, and available-for-sale investment securities were $6.0 billion at September 30, 2010.

Visa’s GAAP effective tax rate was 38% for quarter ended September 30, 2010, excluding the revaluation of the Visa Europe put option.

Fiscal Full-Year 2010 Financial Highlights:

For the fiscal full-year, service revenues were $3.5 billion, an increase of 10% over the prior year. Data processing revenues rose 29% over the prior year to $3.1 billion. International transaction revenues, which are driven by cross-border payments volume, grew 20% over the prior year to $2.3 billion. Other revenues, which include the Visa Europe licensing fee, were $713 million, up 14% over the prior year.

Volume and support incentives, which are a contra revenue item, were $1.6 billion and represent 16% of gross revenues.

Total processed transactions, which represent transactions processed by VisaNet for the 12 months ended September 30, 2010, totaled 45.4 billion, a 14% increase over the prior year.

Total operating expenses on a GAAP basis were $3.5 billion for the full-year, a 3% increase over the prior year.

Visa’s GAAP effective tax rate was 37% for the twelve months ended September 30, 2010, excluding the revaluation of the Visa Europe put option.

Notable Events:

As previously disclosed, on October 4, 2010, Visa entered into a settlement agreement with the U.S. Department of Justice (DOJ) and the attorneys general of seven states to resolve antitrust investigations into the Company’s merchant acceptance rules in the U.S. The DOJ issued a civil investigative demand to Visa in 2008, seeking information about certain Visa acceptance rules, including those related to surcharging and discounting. Both investigations ended with a consent decree that sets forth the terms of the settlement, subject to court approval. There is no monetary obligation associated with the DOJ settlement.

On October 8, 2010, the Company deposited $800 million into the litigation escrow account previously established under the Company’s retrospective responsibility plan. The deposit into the escrow account reduced the conversion rate applicable to the Company’s class B common stock from 0.5550 to 0.5102. On an as-converted basis, the deposit had the effect of a repurchase of approximately 11.0 million shares of class A common stock from the Company’s class B shareholders.

On October 20, 2010, the Board of Directors declared a quarterly dividend in the aggregate amount of $0.15 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on December 7, 2010, to all holders of record of the Company’s class A, class B and class C common stock as of November 19, 2010. In addition, the Company announced it has successfully completed its $1 billion share repurchase plan authorized in October 2009. In the fourth fiscal quarter of 2010, the Company repurchased a total of 4.6 million shares of class A common stock at an average price of $72.29 per share. Under the full plan, a total of 12.9 million shares of class A common stock was repurchased at an average price of $77.48 per share.

Today, the Company announces that its Board of Directors has authorized a new $1 billion class A common stock repurchase plan. The authorization will be in place through September 30, 2011, and is subject to extension or expansion at the determination of Visa’s Board of Directors.

Financial Outlook:

Visa Inc. affirms its financial outlook for the following metric for 2011:

•	Annual diluted class A common stock earnings per share growth of greater than 20%.

Visa Inc. updates its financial outlook for the following metric for 2011:

•	Annual free cash flow in excess of $3 billion.

Visa Inc. provides its financial outlook for the following metrics for 2011:

•	Annual net revenue growth: 11% to 15% range;

•	Volume and support incentives as a percent of gross revenues: 16% to 16.5% range;

•	Advertising, marketing and promotion expenses: Less than $900 million;

•	Annual operating margin: About 60%;

•	GAAP tax rate: 36.5% to 37% range; and

•	Capital expenditures: Between $250-$275 million.

Fiscal Fourth Quarter and Full-Year 2010 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) today to discuss the financial results and business highlights.

All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days.

Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa Inc.

Visa is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks – VisaNet - that is capable of handling more than 10,000 transactions a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “outlook,” “will” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, statements we make about revenue, incentive payments, expenses, operating margin, earnings per share, free cash flow, tax rate and capital expenditures and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including the following:

•	the impact of the U.S. Wall Street Reform and Consumer Protection Act, including:

•	its effect on issuers’ and retailers’ network selection for debit transactions;

•	its effect on our financial institution customers and on debit interchange rates;

•	its effect on other product categories, such as credit; and

•	the adoption of similar and related laws and regulations elsewhere;

•	developments in current or future disputes, including:

•	interchange;

•	currency conversion; and

•	tax;

•	the risk that CyberSource’s business will not be successfully integrated with Visa’s, including:

•	the costs associated with the acquisition; and

•	slowed growth of eCommerce;

•	macroeconomic and industry factors such as:

•	currency exchange rates;

•	global economic, political, health and other conditions;

•	competitive pressure on customer pricing and in the payments industry generally;

•	material changes in our customers’ performance compared to our estimates; and

•	disintermediation from the payments value stream through government actions or bilateral agreements;

•	systemic developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches involving card data stored by us or third parties;

•	increased fraudulent and other illegal activities involving our cards;

•	failure to maintain interoperability between our and Visa Europe’s authorization and clearing and settlement systems;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	loss of organizational effectiveness or key employees;

•	changes in accounting principles or treatments; and

the other factors discussed under the heading “Risk Factors” herein and in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward-looking statement, because of new information or future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 415-932-2213, ir@visa.com

Media Relations: Will Valentine, 415-932-2564, globalmedia@visa.com

Visa Inc.

Selected Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2010	2009	2010	2009
	(in millions, except per share data)
Operating Revenues
Service revenues	$912	$808	$3,497	$3,174
Data processing revenues	840	727	3,125	2,430
International transaction revenues	619	507	2,290	1,916
Other revenues	167	163	713	625
Volume and support incentives	(421)	(326)	(1,560)	(1,234)

Total operating revenues	2,117	1,879	8,065	6,911

Operating Expenses
Personnel	353	355	1,222	1,228
Network, EDP and communications	119	111	425	393
Advertising, marketing and promotion	233	283	964	918
Professional and consulting fees	108	86	286	268
Depreciation and amortization	78	61	265	226
Administrative and other	117	113	359	338
Litigation provision	(4)	1	(45)	2

Total operating expenses	1,004	1,010	3,476	3,373

Operating income	1,113	869	4,589	3,538

Other Income (Expense)
Equity in earnings of unconsolidated affiliates	(2)	—	(7)	—
Interest expense	(15)	(25)	(72)	(115)
Investment income, net	20	18	49	575
Other	79	1	79	2

Total other income (expense)	82	(6)	49	462

Income before income taxes	1,195	863	4,638	4,000
Income tax expense	422	349	1,674	1,648

Net income including non-controlling interest	773	514	2,964	2,352
Loss attributable to non-controlling interest	1	—	2	1

Net income attributable to Visa Inc.	$774	$514	$2,966	$2,353

Basic earnings per share
Class A common stock	$1.06	$0.69	$4.03	$3.10

Class B common stock	$0.59	$0.41	$2.31	$1.98

Class C common stock	$1.06	$0.69	$4.03	$3.10

Basic weighted average shares outstanding
Class A common stock	492	462	482	451

Class B common stock	245	245	245	245

Class C common stock	98	138	112	148

Diluted earnings per share
Class A common stock	$1.06	$0.69	$4.01	$3.10

Class B common stock	$0.59	$0.41	$2.30	$1.98

Class C common stock	$1.06	$0.69	$4.01	$3.10

Diluted weighted average shares outstanding
Class A common stock	731	748	739	759

Class B common stock	245	245	245	245

Class C common stock	98	138	112	148

Visa Inc.

Selected Consolidated Balance Sheets

(unaudited)

	September 30, 2010	September 30, 2009
	(in millions, except par value data)
Assets
Cash and cash equivalents	$3,867	$4,617
Restricted cash - litigation escrow	1,866	1,365
Investment securities
Trading	60	59
Available-for-sale	124	56
Settlement receivable	402	605
Accounts receivable	476	444
Customer collateral	899	812
Current portion of volume and support incentives	175	214
Current portion of deferred tax assets	623	703
Prepaid expenses and other current assets	242	366

Total current assets	8,734	9,241

Restricted cash - litigation escrow	70	350
Investment securities, available-for-sale	24	168
Volume and support incentives	101	102
Property, equipment and technology, net	1,357	1,204
Other assets	197	125
Intangible assets, net	11,478	10,883
Goodwill	11,447	10,208

Total assets	$33,408	$32,281

Liabilities
Accounts payable	$137	$156
Settlement payable	406	634
Customer collateral	899	812
Accrued compensation and benefits	370	396
Volume and support incentives	418	284
Accrued liabilities	625	754
Current portion of long-term debt	12	12
Current portion of accrued litigation	631	1,394

Total current liabilities	3,498	4,442

Long-term debt	32	44
Accrued litigation	66	323
Deferred tax liabilities	4,181	3,807
Other liabilities	617	472

Total liabilities	8,394	9,088

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	$—	$—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 493 and 470 shares issued and outstanding at September 30, 2010, and September 30, 2009, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at September 30, 2010, and September 30, 2009	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 97 and 131 shares issued and outstanding at September 30, 2010, and September 30, 2009, respectively	—	—
Additional paid-in capital	20,794	21,160
Class C treasury stock	—	(2)
Accumulated income	4,368	2,219
Accumulated other comprehensive loss, net
Investment securities, available-for-sale	3	10
Defined benefit pension and other postretirement plans	(115)	(136)
Derivative instruments	(40)	(58)
Foreign currency translation gain (loss)	1	(4)

Total accumulated other comprehensive loss, net	(151)	(188)

Total Visa Inc. stockholders’ equity	25,011	23,189
Non-controlling interest	3	4
Total equity	$25,014	$23,193

Total liabilities and equity	$33,408	$32,281

Visa Inc.

Consolidated Statements Of Cash Flows

(unaudited)

	For the Years Ended September 30,
	2010	2009	2008
	(in millions)
Operating Activities
Net income including non-controlling interest	$2,964	$2,352	$804
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Gain on sale of other investments	(6)	(473)	—
Depreciation and amortization of property, equipment and technology	265	226	237
Share-based compensation	131	115	74
Tax benefit for share-based compensation	(14)	(7)	—
Restricted stock instruments settled in cash for taxes	(14)	(22)	—
Fair value adjustment for liability under the Framework Agreement	—	—	(35)
Fair value adjustment for the Visa Europe put option	(79)	—	—
Interest earned on litigation escrow, net of tax	(1)	(15)	(13)
Net recognized (gain) loss on investment securities, including other-than-temporary impairment	(21)	5	34
Asset impairment	3	11	34
Loss on disposal of property, equipment and technology	—	2	—
Amortization of volume and support incentives	1,560	1,234	1,161
Litigation provision and accretion	(18)	95	1,601
Equity in earnings of unconsolidated affiliates	7	—	(1)
Deferred income taxes	249	297	(27)
Change in operating assets and liabilities:
Trading securities	(1)	34	—
Accounts receivable	(7)	(102)	(24)
Settlement receivable	203	526	(543)
Volume and support incentives	(1,386)	(1,136)	(1,378)
Other assets	(41)	(109)	(158)
Accounts payable	(21)	(3)	(10)
Settlement payable	(245)	(461)	451
Accrued compensation and benefits	(26)	(23)	(115)
Accrued and other liabilities	191	213	(33)
Accrued litigation	(1,002)	(2,201)	(1,525)
Member deposits	—	—	(3)

Net cash provided by operating activities	2,691	558	531

Investing Activities

Investment securities, available-for-sale:
Purchases	(11)	(7)	(1,509)
Proceeds from sales and maturities	67	297	2,458
Distributions from money market investment	89	884	—
Reclassification of money market investment	—	—	(983)
Purchases of / contributions to other investments	(17)	(48)	(25)
Proceeds from sale of other investments	9	1,008	—
Dividends/distributions from other investments	2	2	22
Acquisition, net of cash received of $147	(1,805)	—	—
Cash acquired through reorganization	—	—	1,002
Purchases of property, equipment and technology	(241)	(306)	(415)
Proceeds from disposal of property, equipment and technology	3	—	4

Net cash (used in) provided by investing activities	(1,904)	1,830	554

Financing Activities
Proceeds from short-term borrowing	—	—	2
Payments on short-term borrowing	—	—	(2)
Proceeds from sale of common stock, net of issuance costs of $550	—	—	19,100
Tax benefit for share-based compensation	14	7	—
Cash proceeds from exercise of stock options	56	32	—
Funding of litigation escrow account - Retrospective Responsibility Plan	(500)	(1,800)	(3,000)
Payments from litigation escrow account - Retrospective Responsibility Plan	280	2,028	1,085
Funding of tax escrow account for income tax withheld on stock proceeds	—	—	(116)
Payments from tax escrow account	—	—	116
Payment for redemption of stock	—	(2,646)	(13,446)
Dividends paid	(368)	(318)	(93)
Principal payments on debt	(12)	(50)	(18)
Principal payments on capital lease obligations	(12)	(4)	(4)
Repurchase of class A common stock	(1,000)	—	—

Net cash (used in) provided by financing activities	(1,542)	(2,751)	3,624

Effect of exchange rate changes on cash and cash equivalents	5	1	(5)

(Decrease) increase in cash and cash equivalents	(750)	(362)	4,704
Cash and cash equivalents at beginning of year	4,617	4,979	275

Cash and cash equivalents at end of year	$3,867	$4,617	$4,979

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$1,291	$1,172	$678
Amounts included in accounts payable and accrued and other liabilities related to purchases of property, equipment and technology	$31	$18	$32
Interest payments on debt	$4	$7	$8
Common stock issued in reorganization	$—	$—	$17,935
Assets acquired in joint venture with note payable and equity interest issued	$—	$22	$—

Fiscal 2009 and 2010 Quarterly Results of Operations

US$ in millions

(unaudited)

	Fiscal 2009 Quarter Ended September 30, 2009	Fiscal 2010 Quarter Ended
		December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010
Operating Revenues
Service revenues	$808	$827	$885	$873	$912
Data processing revenues	727	765	728	792	840
International transaction revenues	507	552	545	574	619
Other revenues	163	190	173	183	167
Volume and support incentives	(326)	(374)	(372)	(393)	(421)

Total operating revenues	1,879	1,960	1,959	2,029	2,117

Operating Expenses
Personnel (1)	355	274	310	285	353
Network, EDP and communications	111	105	98	103	119
Advertising, marketing and promotion	283	216	238	277	233
Professional and consulting fees (1)	86	51	50	77	108
Depreciation and amortization	61	62	62	63	78
Administrative and other	113	78	77	87	117
Litigation provision	1	(43)	2	—	(4)

Total operating expenses	1,010	743	837	892	1,004

Operating income	869	1,217	1,122	1,137	1,113

Other Income (Expense)
Equity in earnings of unconsolidated affiliates	—	—	(2)	(3)	(2)
Interest expense	(25)	(16)	(28)	(13)	(15)
Investment income, net	18	5	23	1	20
Other	1	2	(2)	—	79

Total other income (expense)	(6)	(9)	(9)	(15)	82

Income before income taxes	863	1,208	1,113	1,122	1195
Income tax expense	349	445	401	406	422

Net income including non-controlling interest	514	763	712	716	773
Loss attributable to non-controlling interest (2)	—	—	1	—	1

Net income attributable to Visa Inc.	$514	$763	$713	$716	$774

(1)

Certain reclassifications, not affecting net income attributable to Visa, have been made to fiscal 2009 quarterly information to conform to the current period presentation format, including the reclassification of contractor expense, which was previously reported in professional and consulting fees, to personnel.

(2)

The Company began to report non-controlling interest (previously referred to as minority interest) as a component of equity in the first quarter of fiscal 2010 and has updated all requisite financial statements, including the statement of operations, for all comparable periods presented as required under Accounting Standards Codification 810.

Adjusted Net Income and Earnings Per Share

US$ in millions, except per share data

Management believes the presentation of adjusted net income and diluted earnings per share provides a clearer understanding of our operating performance for the periods. The revaluation of the Put option resulted in non-cash, non-operating income during the three months ended September 30, 2010. The reduction in value was primarily the result of declines in Visa’s price-to-earnings ratio in the second half of fiscal 2010 and does not reflect any change in the likelihood that Visa Europe will exercise its option. Management therefore believes that the resulting non-operating income is not indicative of Visa’s performance in the current or future periods.

	Three Months Ended September 30, 2010	Twelve Months Ended September 30, 2010
Net income attributable to Visa Inc. (as reported)	$774	$2,966
Revaluation of Visa Europe Put option (1)	(79)	(79)

Adjusted net income attributable to Visa Inc.	$695	$2,887
Weighted average number of diluted shares outstanding (as reported)	731	739
Adjusted diluted earnings per share	$0.95	$3.91

(1)	Non-cash, non-operating income resulting from the revaluation is not subject to tax.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended September 30, 2010, as well as the prior four quarterly reporting periods and the 12 months ended September 30, 2010 and 2009, for cards carrying the Visa, Visa Electron and Interlink brands. Included is a new table with information on the number of billable transactions processed on CyberSource’s network. Visa Inc. completed its acquisition of CyberSource Corporation on July 21, 2010.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended September 30, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$323	15.1%	10.9%	$211	15.4%	11.5%	2,659	$113	14.6%	9.8%	584
Canada	53	10.2%	7.2%	49	10.2%	7.2%	448	5	10.6%	7.5%	9
CEMEA	164	22.3%	23.5%	27	27.2%	28.3%	418	137	21.4%	22.6%	862
LAC	204	22.5%	20.3%	69	24.4%	24.2%	1,639	135	21.5%	18.4%	873
US	574	12.4%	12.4%	473	13.4%	13.4%	9,755	101	7.7%	7.7%	875

Visa Inc.	1,318	15.6%	14.2%	828	15.0%	13.8%	14,919	490	16.7%	15.0%	3,203

Visa Credit Programs
US	$218	3.6%	3.6%	$207	6.4%	6.4%	2,431	$11	-31.6%	-31.6%	17
Rest of World	340	15.3%	12.3%	294	14.1%	11.1%	3,815	46	23.9%	20.8%	157

Visa Inc.	558	10.4%	8.7%	501	10.8%	9.1%	6,246	57	7.5%	5.6%	174

Visa Debit Programs
US	$356	18.5%	18.5%	$266	19.6%	19.6%	7,324	$90	15.6%	15.6%	858
Rest of World	404	20.8%	18.7%	61	34.2%	32.3%	1,349	343	18.7%	16.5%	2,171

Visa Inc.	760	19.7%	18.6%	327	22.0%	21.7%	8,673	433	18.0%	16.3%	3,029

	For the 3 Months Ended June 30, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$309	19.3%	12.5%	$198	19.9%	12.7%	2,580	$111	18.1%	12.3%	581	458	545
Canada	53	17.5%	7.5%	48	18.1%	8.1%	433	5	11.5%	2.1%	9	24	31
CEMEA	154	27.0%	25.6%	24	30.9%	28.6%	394	130	26.3%	25.1%	852	203	204
LAC	185	23.1%	16.3%	62	25.5%	20.8%	1,519	123	21.9%	14.2%	849	353	382
US	567	12.1%	12.1%	469	13.8%	13.8%	9,511	97	4.8%	4.8%	855	497	675

Visa Inc.	1,268	17.3%	14.1%	802	16.8%	14.1%	14,437	466	18.0%	14.2%	3,145	1,535	1,837

Visa Credit Programs
US	$214	2.3%	2.3%	$204	5.9%	5.9%	2,346	$10	-39.4%	-39.4%	17	210	274
Rest of World	320	18.7%	11.7%	277	18.6%	11.6%	3,679	42	19.2%	12.7%	155	436	499

Visa Inc.	534	11.5%	7.7%	481	12.9%	9.1%	6,025	52	0.1%	-3.6%	171	646	772

Visa Debit Programs
US	$353	19.1%	19.1%	$266	20.6%	20.6%	7,165	$87	14.8%	14.8%	838	287	402
Rest of World	382	24.5%	19.4%	55	38.0%	31.5%	1,246	327	22.4%	17.6%	2,136	601	664

Visa Inc.	735	21.8%	19.3%	321	23.3%	22.4%	8,412	414	20.7%	17.0%	2,974	889	1,065

Operational Performance Data

	For the 3 Months Ended March 31, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$296	29.5%	12.7%	$195	32.3%	13.8%	2,459	$102	24.5%	10.6%	553	452	537
Canada	47	30.4%	5.5%	43	34.2%	8.6%	387	4	-0.1%	-19.1%	9	24	31
CEMEA	140	31.0%	19.3%	23	36.8%	22.6%	357	118	30.0%	18.7%	771	196	199
LAC	175	36.1%	15.8%	58	38.1%	20.1%	1,437	117	35.1%	13.8%	819	343	372
US	518	10.7%	10.7%	427	12.8%	12.8%	8,573	91	2.2%	2.2%	755	509	685

Visa Inc.	1,176	21.5%	12.7%	745	20.9%	13.6%	13,213	431	22.6%	11.2%	2,906	1,524	1,824

Visa Credit Programs
US	$194	-0.8%	-0.8%	$182	3.4%	3.4%	2,121	$12	-39.6%	-39.6%	16	217	280
Rest of World	305	29.3%	10.9%	266	30.8%	12.2%	3,459	39	19.9%	2.9%	138	431	493

Visa Inc.	499	15.6%	6.1%	449	18.0%	8.4%	5,580	50	-2.2%	-11.4%	154	648	773

Visa Debit Programs
US	$324	19.1%	19.1%	$245	20.9%	20.9%	6,452	$79	13.6%	13.6%	738	292	405
Rest of World	353	33.7%	17.3%	51	53.0%	29.7%	1,181	302	30.9%	15.5%	2,013	584	646

Visa Inc.	677	26.3%	18.2%	296	25.5%	22.4%	7,633	381	26.8%	15.1%	2,751	876	1,051

	For the 3 Months Ended December 31, 2009
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$318	30.6%	19.0%	$197	22.1%	10.1%	2,541	$121	47.4%	36.8%	570	442	531
Canada	52	20.5%	2.2%	48	24.0%	5.2%	430	4	-10.1%	-23.8%	9	24	31
CEMEA	146	8.4%	9.0%	23	20.9%	14.6%	353	124	6.4%	8.0%	794	192	196
LAC	191	33.0%	13.0%	64	37.5%	16.0%	1,516	127	30.9%	11.4%	873	331	359
US	530	5.0%	5.0%	438	7.3%	7.3%	8,755	92	-4.7%	-4.7%	759	511	691

Visa Inc.	1,238	15.6%	9.8%	770	14.2%	8.7%	13,596	468	18.0%	11.7%	3,004	1,500	1,808

Visa Credit Programs
US	$215	-6.9%	-6.9%	$201	-1.0%	-1.0%	2,373	$14	-49.8%	-49.8%	19	227	297
Rest of World	317	19.5%	6.6%	278	22.0%	8.4%	3,611	39	3.7%	-4.8%	141	425	488

Visa Inc.	532	7.2%	0.7%	479	11.2%	4.3%	5,983	53	-19.1%	-23.0%	160	653	784

Visa Debit Programs
US	$316	15.0%	15.0%	$238	15.4%	15.4%	6,382	$78	13.6%	13.6%	740	283	394
Rest of World	390	30.2%	20.4%	53	43.1%	24.7%	1,230	337	28.4%	19.7%	2,104	564	630

Visa Inc.	706	22.9%	17.9%	291	19.7%	17.0%	7,612	415	25.3%	18.5%	2,845	847	1,024

	For the 3 Months Ended September 30, 2009
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$281	12.5%	10.6%	$183	12.0%	8.8%	2,475	$98	13.4%	14.0%	534	433	521
Canada	48	-3.3%	-3.1%	44	-1.0%	-0.8%	412	4	-23.1%	-22.9%	9	24	31
CEMEA	134	-6.5%	5.2%	21	0.7%	5.5%	320	113	-7.7%	5.1%	738	187	190
LAC	166	4.6%	11.4%	55	9.1%	14.7%	1,366	111	2.6%	9.8%	815	323	350
US	511	-2.7%	-2.7%	417	-1.0%	-1.0%	8,402	93	-9.9%	-9.9%	774	495	673

Visa Inc.	1,140	1.2%	3.1%	720	2.8%	2.7%	12,975	420	-1.5%	3.9%	2,871	1,462	1,765

Visa Credit Programs
US	$210	-14.2%	-14.2%	$195	-8.6%	-8.6%	2,299	$16	-51.6%	-51.6%	21	230	301
Rest of World	295	5.1%	4.9%	258	7.8%	6.5%	3,474	37	-10.1%	-4.7%	140	423	485

Visa Inc.	505	-3.9%	-4.0%	452	0.1%	-0.6%	5,773	53	-28.3%	-25.9%	161	652	786

Visa Debit Programs
US	$300	7.4%	7.4%	$223	6.8%	6.8%	6,102	$78	8.9%	8.9%	753	265	372
Rest of World	334	4.1%	11.7%	45	13.3%	18.2%	1,100	289	2.8%	10.7%	1,957	544	607

Visa Inc.	635	5.6%	9.6%	268	7.9%	8.6%	7,202	367	4.0%	10.3%	2,710	809	979

Operational Performance Data

	For the 12 Months Ended September 30, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,247	23.2%	13.7%	$800	22.0%	12.0%	10,240	$447	25.4%	16.9%	2,287
Canada	204	18.9%	5.6%	187	20.6%	7.2%	1,698	17	2.8%	-9.3%	35
CEMEA	605	21.6%	19.2%	97	28.7%	23.5%	1,523	508	20.3%	18.4%	3,279
LAC	754	28.2%	16.4%	253	30.8%	20.3%	6,111	502	26.9%	14.5%	3,413
US	2,189	10.1%	10.1%	1,808	11.8%	11.8%	36,594	380	2.4%	2.4%	3,243

Visa Inc.	5,000	17.4%	12.7%	3,145	16.6%	12.5%	56,165	1,855	18.7%	13.1%	12,258

Visa Credit Programs
US	$841	-0.6%	-0.6%	$794	3.6%	3.6%	9,270	$46	-41.5%	-41.5%	69
Rest of World	1,282	20.3%	10.4%	1,116	20.9%	10.8%	14,564	166	16.5%	7.7%	590

Visa Inc.	2,122	11.0%	5.7%	1,910	13.0%	7.7%	23,834	212	-4.3%	-9.1%	659

Visa Debit Programs
US	$1,348	18.0%	18.0%	$1,014	19.2%	19.2%	27,323	$334	14.4%	14.4%	3,174
Rest of World	1,529	26.9%	19.0%	220	41.4%	29.6%	5,007	1,309	24.7%	17.3%	8,425

Visa Inc.	2,877	22.5%	18.5%	1,235	22.6%	20.9%	32,331	1,643	22.5%	16.7%	11,599

	For the 12 Months Ended September 30, 2009
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,012	2.7%	10.5%	$656	2.1%	9.7%	9,193	$357	3.9%	12.2%	2,152	433	521
Canada	172	-13.5%	-1.4%	155	-11.9%	0.3%	1,549	17	-25.6%	-14.5%	35	24	31
CEMEA	498	-1.1%	15.4%	75	0.5%	12.2%	1,189	423	-1.3%	16.0%	2,833	187	190
LAC	589	-2.2%	16.2%	193	0.0%	17.2%	5,295	395	-3.2%	15.7%	3,236	323	350
US	1,989	-3.2%	-3.2%	1,617	-1.7%	-1.7%	32,032	371	-9.0%	-9.0%	2,949	495	673

Visa Inc.	4,260	-1.9%	4.6%	2,697	-1.3%	2.7%	49,259	1,563	-3.0%	7.9%	11,205	1,462	1,765

Visa Credit Programs
US	$846	-13.4%	-13.4%	$766	-8.7%	-8.7%	9,047	$80	-42.1%	-42.1%	92	230	301
Rest of World	1,066	-2.9%	6.9%	923	-1.5%	7.8%	13,090	142	-11.4%	1.4%	557	423	485

Visa Inc.	1,911	-7.8%	-2.7%	1,690	-4.9%	0.0%	22,136	222	-25.6%	-19.3%	648	652	786

Visa Debit Programs
US	$1,143	6.0%	6.0%	$851	5.4%	5.4%	22,985	$292	7.8%	7.8%	2,858	265	372
Rest of World	1,205	1.2%	16.8%	156	4.7%	21.4%	4,137	1,049	0.7%	16.1%	7,699	544	607

Visa Inc.	2,348	3.5%	11.5%	1,007	5.3%	7.8%	27,122	1,341	2.1%	14.3%	10,557	809	979

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is reported quarterly by Visa’s members on their operating certificates and is subject to verification by Visa. On occasion, members may update previously submitted information.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. For the 3 months ended September, 2009, Pakistan and Afghanistan were moved from the AP to CEMEA region. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Sep 30, 2010	16%	16%
Jun 30, 2010	20%	17%
Mar 31, 2010	19%	12%
Dec 31, 2009	8%	2%
Sep 30, 2009	(9%)	(5%)

12 Months Ended
Sep 30, 2010	16%	12%
Sep 30, 2009	(11%)	(5%)

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table. CyberSource transactions are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Sep 30, 2010	12,119	16%
Jun 30, 2010	11,721	14%
Mar 31, 2010	10,648	14%
Dec 31, 2009	10,924	12%
Sep 30, 2009	10,463	9%

12 Months Ended
Sep 30, 2010	45,411	14%
Sep 30, 2009	39,885	8%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on CyberSource’s network that generate revenue for CyberSource.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Sep 30, 2010	829	36%
Jun 30, 2010	759	31%
Mar 31, 2010	738	34%
Dec 31, 2009	707	29%
Sep 30, 2009	611	30%

12 Months Ended
Sep 30, 2010	3,032	32%
Sep 30, 2009	2,289	29%